Exhibit 99.1

Ondas Note Holder Purchases $18.9 million More in Convertible Notes as Company Enters 2025 with Significant Momentum Supported by Robust Cash Position

Gearing up to meet demand at Ondas Autonomous Systems (OAS) for Optimus and Iron Drone platforms

Ondas Holdings has raised $30 million in net proceeds from this single investor since December 3rd and achieved the funding targets set at the OAS Investor Day in September 2024

Boston, MA / December 30, 2024 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas Holdings” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today that a note holder has elected to purchase $18.9 million in aggregate principal amount of 3% senior convertible notes due 2026 (the “Offering”). This marks the third investment from the investor in Ondas Holdings convertible notes since December 3rd, resulting in $30 million in net cash proceeds to the Company, before placement fees and expenses. The proceeds from the Offering will be used for general corporate purposes and will be primarily allocated to support the growth of the Company’s drone business, Ondas Autonomous Systems (OAS), which received $14.4 million in orders in Q3 2024.

“Ondas is entering 2025 with significant business momentum which is now supported by a robust cash position,” stated Eric Brock, Chairman and CEO of Ondas Holdings. “After securing $30 million in net proceeds from a long-time investor in the last four weeks, we have now achieved the funding targets for the multi-stage capital plan we outlined at our OAS Investor Day in September. We have an exceptional opportunity ahead to meet growing global demand for our Optimus and Iron Drone autonomous drone platforms, and to execute our operational plan to support customers and drive value for our investors. Indeed, we see upside to our initial targets for 2025 and look forward to sharing a business update in the first quarter.”

Oppenheimer & Co. Inc. acted as sole placement agent in connection with the Offering.

For additional information regarding the Offering, please see the Form 8-K to be filed by the Company.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator. Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994 x1019

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com